                                                                   EXHIBIT 10.19



                              SEVERANCE AGREEMENT
                              -------------------
                              AND MUTUAL RELEASE
                              ------------------
                               (JOHN A. KEENAN)
                               ----------------

     This Severance Agreement and Mutual Release ("Agreement") dated as of April
                                                   ---------
11, 2001, is made and entered into by and between JOHN A. KEENAN ("Executive"),
                                                                   ---------
AROC INC., a Delaware corporation (the "Company"), MPAC ENERGY, LLC, a Texas
                                        -------
limited liability company ("MPAC") and ENCAP INVESTMENTS L.L.C., a Delaware
                            ----
limited liability company ("EnCap").
                            -----

                                   RECITALS:

     WHEREAS, the Company has employed Executive pursuant to the terms of that certain Employment Agreement dated as of December 8, 1999, between Executive and the Company, as amended (the "Employment Agreement"), that gives Executive
                              --------------------
certain rights upon termination of Executive's employment with the Company for certain reasons; and

     WHEREAS, Executive, the Company, MPAC and EnCap have reached the following agreement relating to (i) the termination of Executive's employment with Company and his resignation as an employee, officer, director of Company; (ii) the release by Executive of certain claims or causes of action he might have against Company, MPAC or EnCap; (iii) the release by the Company, MPAC and EnCap of certain claims or causes of action they might have against Executive; and (iv) the indemnification of Executive by the Company against certain claims or causes of action brought against Executive.

     NOW, THEREFORE, in consideration of the payments set forth below, and the mutual promises and actions contained herein, it is agreed as follows:

                                   AGREEMENT
                                   ---------

     1.  Departure from Employment; Termination of Employment Agreement.  On the
         --------------------------------------------------------------
Effective Date (as defined below), Executive will (i) resign from employment with Company, (ii) relinquish all officer and director positions, all other titles, and all authorities with respect to Company and all members of Company Group (as defined below), and (iii) return to Company all Company property, including all Confidential Information described in Section 4 below. As used
                                                    ---------
herein "Company Group" means Company, and any entity that is directly or
        -------------
indirectly controlled by the Company, and for purposes of this definition

"control" means the possession, directly or indirectly, of the power to direct
--------
or cause the direction of the management and policy of such entity, whether through the ownership of voting securities, by contract or otherwise. As used herein, "Effective Date" means the earlier to occur of (A) May 22, 2001 or (B)
         --------------
Completion of the Tender Offer (which, for purposes hereof, means the point in time when (x) the Minimum Time Period (as defined in Section 15(a)) shall have
                                                     -------------
expired and

(y) the Company shall have closed the purchase of the shares of Company common stock properly tendered during the Minimum Time Period pursuant to the Tender Offer (as defined in Section 15(a)).
                     -------------

     At the Effective Date, the parties hereto agree that the Employment Agreement and all rights of the parties thereunder shall terminate and the terms and provisions of this Agreement shall supersede the Employment Agreement and the relationship of the parties thereunder. Executive waives any and all rights to terminate the Employment Agreement except in accordance with the provisions of this Agreement.

     2.  Separation Payment.  Subject to the provisions of, and in consideration
         ------------------
of, Executive's agreement to comply with the terms of this Agreement, the Company shall pay to Executive a special separation payment (the "Separation
                                                                  ----------
Payment") of $900,000 cash on the Effective Date, less withholdings as
-------
specifically provided in Section 11 of this Agreement.  All payments made under
                         ----------
this Agreement are inclusive of any and all severance or other termination payments or benefits under any plan, program or policy of the Company (exclusive of any rights of Executive under COBRA), including, if any, payments for unused vacation or sick days and any rights to severance payments pursuant to the terms of the Employment Agreement.

     3.  Stock Options and Restricted Stock.  As consideration for the
         ----------------------------------
Separation Payment, Executive agrees to return to the Company all options that he holds or has been granted to acquire stock of the Company and, subject to the terms of this Section 3, all restricted stock held by or issued to Executive.
              ---------
The parties hereto agree that on the Effective Date one-half of the 1,900,000 shares of restricted stock awarded to Executive under the terms of that certain Restricted Stock Agreement Granted Pursuant to the 2000 Omnibus Stock and Incentive Plan for AROC Inc. dated April 12, 2000 will be deemed vested (the

"Vested Restricted Stock"), and the Company agrees to purchase the Vested
 -----------------------
Restricted Stock on the first business day after the Completion of the Tender Offer at the same price per share at which the Company's common stock is purchased pursuant to the Tender Offer. On the Effective Date, Executive and the Company agree that all options will be terminated and canceled, and the restricted stock (other than the Vested Restricted Stock) will be forfeited to the Company, and that Executive's rights under the plans, agreements or other related instruments governing such options or restricted stock (except to the extent the same relate to the Vested Restricted Stock) shall be extinguished. The parties hereto acknowledge and agree that no "change of control" occurred under the terms of the above referenced Restricted Stock Agreement by virtue of the transfer and assignment by certain shareholders of the Company of equity securities to MPAC. If Executive owns any other shares of common stock of the Company, Executive shall be entitled to tender such shares in the Tender Offer in the same time and manner as any other shareholder of the Company.

     4.  Confidentiality.
         ---------------

         (a) Executive acknowledges that the Company's continued operations and success are dependent upon secret, proprietary, or confidential information, knowledge, ideas, trade secrets, concepts, improvements, discoveries and inventions of the Company (collectively, "Confidential Information"). Executive
                                          ------------------------
acknowledges that all Confidential Information has been revealed to Executive in trust, based solely upon the confidential or fiduciary relationship existing between the Company and Executive. Executive agrees: (1) that all writings or other records concerning Confidential Information are the sole and exclusive property of the Company; (2) that all manuals, forms, and supplies furnished to or used by Executive and all data or information placed thereon by Executive or any other person are the Company's sole and exclusive property (the writings, records, forms, manuals and supplies being herein called the "Company
                                                                        -------
Material"); (3) that on the Effective Date Executive shall deliver to the
--------
Company all Company Material and all copies thereof; (4) that Executive will not make or retain any copies of Company Material for his own or personal use, or take the originals or copies of such from the offices of the Company; and (5) that Executive will not, at any time, publish, distribute, or deliver any Company Material to any other person or entity, or disclose to any person or entity the contents of such Company Material or any of the Confidential Information. Notwithstanding the foregoing, Company Material shall not be deemed to include any personal items or effects belonging to Executive. Subject to the foregoing, the Company, EnCap and Executive acknowledge and agree that Executive intends to and is permitted by this Agreement to engage in the business of oil and gas exploration, development and production after the Effective Date and that Executive will be entitled to apply his knowledge, experience, opinions, analyses and interpretations, leads and information regarding prospects and business proposals from third parties to those activities. Notwithstanding anything to the contrary set forth in this Section 4, Confidential Information
                                           ---------
shall not be deemed to include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Executive or any other current senior management member of the Company, (ii) is already known to Executive as of the date of this Agreement from a source other than the Company that is not subject to a confidentiality agreement with the Company or
(iii) is required to be disclosed by law or by regulatory or judicial process.

     (b) Executive acknowledges that the restrictions contained in this Section
                                                                        -------
4 (the "Restrictions"), in view of the nature of the business in which the
-       ------------
Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company, and Executive therefore further acknowledges that, in the event Executive violates, or threatens to violate, any of such Restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company or any affiliate or subsidiary of the Company may be entitled. If any Restriction, or any part thereof, is determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If the period of time or scope of activity in the Restrictions should be adjudged unreasonable in any judicial or administrative proceeding, then the court or administrative body shall have the power to reduce the period of time or the scope covered and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     5.  Release by Executive.  In consideration of the Separation Payment and
         --------------------
as a material inducement to the Company, MPAC and EnCap to enter into this Agreement, Executive, for himself and his heirs, executors, administrators, trustees, successors and assigns and any other person or entity claiming through or on behalf of Executive (such persons are referred to herein collectively as the "Executive Releasing Parties"), releases, acquits and forever discharges (to
     ---------------------------
the fullest extent permitted by applicable law), effective as of the Effective Date, the Company, MPAC and EnCap, and their respective owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates, insurers, and all persons acting by, through, under or in concert with any of them (such persons are referred to herein collectively as the "Company Released Parties"),
                                                    ------------------------
from any and all charges, complaints, claims, controversies, demands, rights, disputes, claims and demands for damages, losses, sums due, indemnity, suits, debts, interest, costs, or injuries, and causes of action of any nature whatsoever, known or unknown, asserted or unasserted, accrued or not accrued (individually a "Claim" and collectively "Claims") arising prior to or existing
                 -----                    ------
at the Effective Date that any of the Executive Releasing Parties may have or allege to have against any of the Company Released Parties. This release includes, but is not limited to, any claim or cause of action for discrimination under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and the Americans With Disabilities Act, or any other statutory or common law cause of action providing rights for employees against their employers. Notwithstanding any provision herein to the contrary, this release shall not apply to Claims arising out of the following matters: (a) the obligations and agreements of the Company, MPAC and EnCap under this Agreement and the enforcement of Executive's rights hereunder; (b) the obligations of the Company as to indemnification and insurance as to any existing or future Claim involving Executive as set forth in the Certificate of Incorporation or Bylaws of the Company as they exist on the date of this Agreement; or (c) any rights of Executive under COBRA. Executive further covenants not to sue, or assist any other person to sue, the Company Released Parties or file, or assist any other person to file, any claim or charge with any agency complaining of the Company's action with respect to employment with the Company or any of the matters covered by the release in this Section 5.
                       ---------

     Executive represents that he has not transferred or assigned, or purported to assign or transfer, and covenants not to make any transfer or assignment, to any person or entity any Claim involving any of the Company Released Parties or any portion thereof or interest therein.

     6.  Release by the Company, MPAC and EnCap. As a material inducement to
         --------------------------------------
Executive to enter into this Agreement, the Company, MPAC and EnCap, each for itself and its successors and assigns and any other person or entity claiming through or on behalf of it (such persons are referred to herein collectively as the "Company Releasing Parties"), release, acquit and forever discharge (to the
     -------------------------
fullest extent permitted by applicable law), effective as of the Effective Date, Executive, his heirs, successors, assigns, agents, representatives, attorneys, insurers and all persons acting by, through, under or in concert with any of them (such persons are referred to herein collectively as the "Executive
                                                               ---------
Released Parties"), from any and all Claims arising prior to or existing at the
----------------
Effective Date that any of the Company Releasing Parties may have or allege to
have against any of the Executive Released Parties.   This release
includes, but is not limited to, any claim or cause of action for discrimination under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and the American With Disabilities Act, or any statutory or common law cause of action providing rights of employees against their employers. The Company, MPAC and EnCap further covenant not to sue, or assist any person to sue, any of the Executive Released Parties, or file, or assist any person to file, any claim or charge with any agency complaining of Executive's action in his capacity as a director, officer or employee of the Company or any of the matters covered by the release in this Section 6. Notwithstanding any
                                              ---------
provision herein to the contrary, this release shall not apply to Claims arising out of the obligations and agreements of Executive under this Agreement and the enforcement of the Company's, MPAC's or EnCap's rights hereunder.

     Each of the Company, MPAC and EnCap severally represents that it has not transferred or assigned, or purported to assign or transfer, and covenants not to make any transfer or assignment, to any person or entity any Claim involving any of the Executive Released Parties or any portion thereof or interest therein.

     7.  Indemnification by the Company.  The Company will indemnify Executive
         ------------------------------
in accordance with the following terms.

         (a)  As used in this Section:

              (i)   The term "Proceeding" shall include any pending or completed
                              ----------
investigation, claim, action, suit or proceeding, whether of a civil, criminal, administrative or investigative nature (including without limitation any action, suit or proceeding by or in the right of the Company or Other Entity to procure a judgment in its favor), in which Executive may be or may have been or may be threatened to be made or to become involved in any manner (including without limitation as a party or a witness) by reason of the fact that Executive has taken any action while acting as an officer or director of the Company with respect to any matter, or by reason of anything actually or allegedly done by Executive in such capacities, and whether such action occurred in the past or occurs after the date hereof.

              (ii)  The term "Expenses" includes, without limitation, reasonable
                              --------
attorneys' fees and disbursements and all other reasonable costs, expenses and obligations actually and reasonably incurred by Executive in connection with (A) investigating, defending, being a witness in or otherwise participating in, or preparing to defend, be a witness in or participate in, any Proceeding, or (B) establishing a right to indemnification under this Agreement, but shall not include the amount of any judgments, fines or penalties entered or assessed against Executive or any amounts paid or payable in settlement by Executive.

              (iii) The term "Other Entity" includes, without limitation, any
                              ------------
subsidiary or affiliate of the Company and any entity with which Executive has served or is serving as an officer or director or otherwise in the general interest of the Company's business.

         (b) The Company shall indemnify Executive in accordance with the provisions of this Section 7(b) if Executive is or was or is threatened to be
                   ------------
made or to become involved in any
manner, including without limitation as a party or witness, in any Proceeding (including a Proceeding by or in the right of the Company or Other Entity to procure a judgment in its favor) against any and all Expenses and any and all judgments, fines and penalties entered or assessed against Executive, and any and all amounts reasonably paid or payable in settlement by Executive, in connection with such Proceeding, but only if Executive acted in good faith and in a manner Executive reasonably believed to be in or not opposed to the Company's best interests and without gross negligence. THIS AGREEMENT EXPRESSLY INDEMNIFIES EXECUTIVE AGAINST HIS OWN NEGLIGENCE. The termination of any Proceeding by judgment, order of court, settlement or conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption for purposes of any provision of this Agreement that Executive did not act in good faith and in a manner Executive reasonably believed to be in or not opposed to the Company's best interests, or with gross negligence.

         (c) Notwithstanding any other provisions of this Agreement, to the extent that Executive has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Executive shall be indemnified against all Expenses incurred in connection therewith.

         (d)  The Expenses incurred by Executive pursuant to Section 7(b) in any
                                                             ------------
Proceeding shall be paid by the Company in advance, promptly upon the written request of the Executive, provided that Executive has undertaken in writing to repay such amount to the extent that it is ultimately determined that Executive is not entitled to indemnification. No security for the performance of any such undertaking shall be required and any such undertaking shall be accepted by the Company without regard to the financial capacity of Executive to perform his obligations thereunder.

         (e) Without limiting the obligation of the Company to promptly make payments in respect of Expenses in accordance with Section 7(d), any
                                                   ------------
indemnification under Section 7(b) shall be made no later than 30 days after the
                      ------------
earlier to occur of (i) a final, non-appealable judgment or order that the Executive is entitled to indemnification or (ii) receipt by the Company of the written request of Executive, unless the Company notifies Executive within 10 days of such receipt that it intends to submit the determination of whether Executive has met the standard for indemnification set forth in Section 7(b) to
                                                                ------------
independent legal counsel. If the Company so notifies Executive, the Company and the Executive shall in good faith mutually select a qualified law firm to act as independent legal counsel and make the determination described above, which selection shall be made as promptly as reasonably practicable (and, in any event, within 10 days from the date on which the above notice from the Company to the Executive is received by Executive). The independent legal counsel shall make its determination within 15 business days of its selection; provided, however, that such 15 business day period may be extended by independent legal counsel for a reasonable period of time (not to exceed 15 business days) if the independent legal counsel requires such additional time for the obtaining or evaluating of documentation or information relating thereto.

         The right to indemnification or advances as provided by this Section shall be enforceable by Executive in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Company. Executive's Expenses reasonably incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Company.

         (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which Executive be entitled under the General Corporation Law of the State of Delaware, the Certificate of Incorporation and/or Bylaws of the Company, any other indemnity, any vote of stockholders or disinterested directors, or otherwise, either as to action in his official capacity on, prior or after the date hereof or as to action in any other capacity. The Company hereby agrees and acknowledges that it will continue to honor its indemnification obligations to Executive set forth in its Certificate of Incorporation and/or Bylaws with respect to any existing or future claims against the Company and any other actions pursuant to which Executive would be entitled to indemnification.

         (g) In the event that Executive is entitled under any provision of this Section to indemnification by the Company for a portion but less than the entire amount of any Expenses, judgments, fines, penalties and/or amounts paid or payable in settlement, the Company shall fully indemnify Executive in accordance with the applicable provisions of this Section for such portion of such Expenses, judgments, fines, penalties and/or amounts paid in settlement.

         (h) In the event that the Company provides any indemnification or makes any payment to Executive in respect of any matter in respect of which indemnification or the advancement of expenses is provided for herein, the Company shall be subrogated to the extent of such indemnification or other payment to all of the related rights of recovery of Executive against other persons or entities. Executive shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights and enable the Company effectively to bring suit to enforce such rights (with all of Executive's reasonable costs and expenses, including attorneys' fees and disbursements, to be reimbursed by or, at the option of Executive, advanced by the Company).

         (i) Executive shall give to the Company notice in writing, as soon as practicable of any claim made against him or her for which indemnification will or could be sought under this Section, provided, however, that any failure to give such notice to the Company will relieve the Company from its obligations hereunder only if, and to the extent that, such failure materially and adversely affects the Company's ability to defend such claim. In addition, Executive shall give the Company such information and cooperation as it may reasonably require and shall be within Executive's power. The Company shall give prompt notice to Executive of any potential claims against Executive of which the Company becomes aware.

     8.  No Effect on Employment Compensation.  Nothing in this Agreement shall
         ------------------------------------
be construed to affect in any way regular employment compensation accruing and payable to Executive by the Company with respect to his employment by the Company prior to the Effective Date.

     9.  Executive's Legal Fees and Expenses.   It is the general intent of the
         -----------------------------------
Company, MPAC, EnCap and Executive that Executive not be required to incur legal fees and related expenses associated with the enforcement or defense of his rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder. Accordingly, if Executive reasonably believes that either the Company, MPAC or EnCap has failed to comply with any of its material obligations under this Agreement or in the event that the Company, MPAC or EnCap or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding reasonably designed to deny, or to recover from, Executive the benefits provided or intended to be provided to Executive hereunder, the Company, MPAC and EnCap authorize Executive from time to time to retain counsel of Executive's choice, at the reasonable expense of the Company as hereinafter provided, to advise and represent Executive in connection with any such enforcement or defense of any litigation or other legal action. The Company will promptly pay in advance and be responsible for any reasonable attorney's fees and related expenses incurred by Executive in connection with the foregoing. No security for the performance of any such undertaking shall be required and any such undertaking shall be accepted by the Company without regard to the financial capacity of Executive to perform his obligation under clause (i) of the following sentence.
                             ----------
Notwithstanding the foregoing or anything else herein to the contrary, however,
(i) if Executive is not successful on the merits or otherwise, Executive shall promptly reimburse the Company for all payments made by it under this Section and (ii) this Section shall not apply to any action or legal proceeding brought by the Company, MPAC or EnCap against Executive solely to enforce their respective rights under this Agreement or otherwise to cause Executive to perform or comply with his obligations hereunder; provided, that if the Company, MPAC or EnCap is not successful on the merits or otherwise with respect to any action or legal proceeding contemplated by this clause (ii), the Company shall
                                                -----------
promptly reimburse Executive for all attorney's fees and expense reasonably incurred by it in such action or proceeding.

     10. Notices.  All notices and other communications provided to any party
         -------
hereto under this Agreement shall be in writing and delivered by hand delivery, overnight courier service or certified mail, return receipt requested, to the party being notified at such party's address set forth below to such party's signature on this Agreement, or at such other address as may be designated by a party in notice to the other parties given in accordance with this Agreement. Notices given by hand delivery or overnight courier service shall be deemed received on the date of delivery shown on the courier's delivery receipt or log. Notices given by certified mail shall deemed received on the date of delivery shown on the return receipt.

     Executive:
     ---------

     John A. Keenan
     3134 E. 86th Street
     Tulsa, Oklahoma  74137

     The Company:
     -----------

     prior to the Effective Date:
     ---------------------------

     4200 E. Skelly Drive, Suite 1000
     Tulsa, Oklahoma  74135
     Attention:  John A. Keenan

     Fax:  918-494-4918

     on or after the Effective Date:
     ------------------------------

     c/o EnCap Investments L.L.C.
     1100 Louisiana, Suite 3150
     Houston, Texas  77002
     Attention:  Robert L. Zorich
     Fax:  713-659-6130

     MPAC:
     ----

     c/o EnCap Investments L.L.C.
     1100 Louisiana, Suite 3150
     Houston, Texas  77002
     Attention:  Robert L. Zorich
     Fax:  713-659-6130

     EnCap:
     -----

     1100 Louisiana, Suite 3150
     Houston, Texas  77002
     Attention:  Robert L. Zorich
     Fax:  713-659-6130

     11. Tax Payments, Withholdings, and Reporting.  Executive recognizes that
         -----------------------------------------
the payments and benefits provided under this Agreement, including without limitation those provided pursuant to Section 2, may result in taxable income to
                                      ----------
him which the Company and its affiliates will report to the appropriate taxing authorities. The Company, MPAC, EnCap and Executive shall endeavor in good faith to determine the appropriate the appropriate amount of withholding to comply with applicable federal, state or other laws, provided that the maximum amount to be withheld will not exceed a rate of 28%.

     12. Non-Compliance; Non-disparagement.  Executive agrees that neither he
         ---------------------------------
nor anyone acting at his direction, shall make any statement that denigrates any of the Company Released Parties, including without limitation by way of news media or the expression to news media of personal views, opinions or judgments. Each of the Company, MPAC and EnCap agrees that it shall not, and shall not permit any of its affiliates, or any of their respective directors, officers, employees, agents or representatives to make any statement about any of the Executive Released Parties that denigrates such persons, including without limitation by way of news media or the expression to news media of personal views, opinions or judgments. The provisions of this Section 8 shall not be
                                                      ---------
applicable to any truthful statement required to be made by Executive or any representative of the Company, MPAC, EnCap or any of their respective affiliates in any legal proceeding or government or regulatory investigation or as necessary to comply with applicable law, including all filings required pursuant to the

Securities Exchange Act of 1934, as amended, and the regulations thereunder ("SEC filings").
  -----------

     13. No Admission.  This Agreement shall not in any way be construed as an
         ------------
admission by Company of any act of discrimination or other unlawful act whatsoever against Executive or any other person, and Company specifically disclaims any liability to, or discrimination against, Executive or any other person on the part of itself, its employees, or its agents. Furthermore, this Agreement shall not in any way be construed as an admission by Executive of any unlawful act whatsoever against or involving the Company or any other person or entity, and Executive, for himself and his agents, specifically disclaims any liability to, or discrimination against, the Company or any other person on the part of himself or his agents.

     14. Confidentiality.  The parties agree that the terms of the Agreement
         ---------------
shall be confidential. Executive specifically agrees that he will neither now nor at any time in the future disclose or cause or permit to be disclosed the terms of this Agreement except as may be necessary (i) in filing tax returns or SEC filings, (ii) in connection with enforcing the terms and conditions of this Agreement in a court of law as provided herein, (iii) in response to a valid subpoena or other lawful process, or (iv) except as otherwise required by applicable law. In the event that any party breaches this non-disclosure provision, any other party will be entitled to injunctive relief to obtain specific performance of this provision and will be entitled to recover its costs and attorneys' fees.

     15. Certain Additional Covenants and Agreements.
         -------------------------------------------

     (a) The Company covenants and agrees with Executive that (i) the Company will commence as promptly as possible an issuer tender offer for the currently registered shares of Company common stock not otherwise owned by MPAC Energy, LLC at a purchase price of U.S. $0.06 per share and on other generally standard and customary terms and conditions (the "Tender Offer"); and (ii) the Company
                                         ------------
will keep the Tender Offer open for at least the minimum time period required under Rule 13e-4(f) (the "Minimum Time Period") promulgated pursuant to the
                          -------------------
Securities Exchange of Act of 1934, as amended. The parties hereto agree that all documents relating to the Tender Offer will be submitted to MPAC and EnCap and their counsel a reasonable time in advance of commencement of the Tender Offer for review and comment. The parties hereto agree that all comments of MPAC and EnCap on the Tender Offer Documents offered to the Company and its outside counsel will be given due consideration by the Company and its outside counsel in good faith and will be incorporated or appropriately reflected in the Tender Offer Documents unless there is no reasonable basis for such comments under applicable securities or other laws or in fact.

     (b) Executive covenants and agrees with the Company, MPAC and EnCap that
(i) he will cooperate with the Company, MPAC, EnCap and EnCap's representatives, and use his reasonable best efforts, to facilitate a smooth and effective transition to new senior management of the Company, (ii) that during the period commencing on the date hereof and ending on the Effective Date, he will continue to comply with the terms of the Employment Agreement and (iii) he will take no "material action" on behalf of the Company without the prior written approval of the board of directors of the Company. For purposes of the foregoing, a "material action" shall include (without limitation) selling or disposing of any oil, gas or mineral property or related asset, entering into any material contract (including any severance or similar arrangements), amending any existing contract in any material respect, or making any capital expenditure or series of related capital expenditures in excess of $25,000. Notwithstanding the foregoing, the parties hereto acknowledge that Executive is authorized to cause the Company to make the Separation Payment on the Effective Date against receipt by the Company, MPAC and EnCap of Executive's written resignation with the Company as provided in Section 1; further, Executive is
                                            ---------
authorized to cause the Company to make the "Separation Payment" on the "Effective Date" to Paul R. Fenemore, Francis M. Munchinski and Robert E. Schulte, respectively, under the Severance Agreement and Mutual Release of even date herewith among Mr. Fenemore, Mr. Munchinski or Mr. Schulte (as applicable), the Company, MPAC and EnCap, respectively, against receipt by the Company, MPAC and EnCap of such individual's written resignation as provided in Section 1 of such the above referenced agreement with such individual.

     16. Miscellaneous Provisions.
         ------------------------

     (a) No Assignment.  No party may assign this Agreement or any interest
         -------------
herein without the prior express written consent of all parties hereto. Any assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall extend to, be binding upon, and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. In the event that there shall occur any transaction involving a change of control of the Company, MPAC or EnCap, then the Company, MPAC or EnCap shall cause the party acquiring control of the Company or EnCap to assume the obligations of the Company, MPAC or EnCap, as the case may be, under this Agreement.

     (b) Severance.  If any provision of this Agreement is or may be held by a
         ---------
court of competent jurisdiction to be invalid, void, or unenforceable to any extent, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and such illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement. The remaining provisions shall nevertheless survive and continue in full force and effect without being invalidated in any way.

     (c) Entire Agreement.  This Agreement sets forth the entire agreement among
         ----------------
the parties and there are no other agreements or understandings other than those set out in this Agreement.

     (d) Governing Law.  This Agreement shall in all respects be interpreted,
         -------------
enforced, and governed under the laws of the State of Delaware (without considering the conflict of laws provisions thereof), and shall in all cases be construed as a whole (according to its fair meaning, and not strictly for or against any of the parties).

     (e) Counterparts.  This Agreement may be executed in counterparts, each of
         ------------
which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.

     17. Separate Counsel.  Executive acknowledges that the Company has advised
         ----------------
him that before he signs this Agreement he should consult with an attorney.

     SIGNED as of this 11th  day of April, 2001.

     [*REMAINDER OF PAGE INTENTIONALLY LEFT BLANKBSIGNATURE PAGES FOLLOW*]

                                    /s/ John A. Keenan
                                    ------------------
                                    Executive

THE STATE OF OKLAHOMA   (S)
                        (S)
COUNTY OF Tulsa               (S)
          ------------

     Before me, a Notary Public, on this day personally appeared John A. Keenan, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     Given under my hand and seal of office the 12th day of April, 2001.
                                                ----


                                    /s/ Loeta J. Towery
                                    ------------------------------------
                                    Notary Public Signature

                                    AROC INC.

                                    By:  /s/ Francis M. Munchinski
                                         -------------------------
                                    Name:  Francis M. Munchinski
                                    Title:   Vice President- Law


THE STATE OF OKLAHOMA   (S)
                        (S)
COUNTY OF Tulsa               (S)
          ------------

     Before me, a Notary Public, on this day personally appeared Francis M. Munchinski, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of AROC INC. and that he has executed the same on behalf of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     Given under my hand and seal of office the 12th day of April, 2001.
                                                ----


                                    /s/ Loeta J. Towery
                                    -----------------------------------
                                    Notary Public Signature

                                    ENCAP INVESTMENTS L.L.C.


                                    By:  /s/ D. Martin Phillips
                                         ----------------------
                                    Name: D. Martin Phillips
                                    Title:  Managing Director


THE STATE OF TEXAS      (S)
                        (S)
COUNTY OF HARRIS              (S)


     Before me, a Notary Public, on this day personally appeared D. Martin Phillips known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of ENCAP INVESTMENTS L.L.C. and that he has executed the same on behalf of said company for the purposes and consideration therein expressed, and in the capacity therein stated.

     Given under my hand and seal of office the 11th day of April, 2001.
                                                ----


                                    /s/ Catherine Rae Krutsinger
                                    ---------------------------------
                                    Notary Public Signature

                                    MPAC ENERGY, LLC.


                                    By:  /s/ Robert L. Zorich
                                         --------------------
                                    Name:  Robert L. Zorich
                                    Title: President



THE STATE OF TEXAS      (S)
                        (S)
COUNTY OF HARRIS        (S)

     Before me, a Notary Public, on this day personally appeared Robert L. Zorich, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of MPAC ENERGY, LLC and that he has executed the same on behalf of said company for the purposes and consideration therein expressed, and in the capacity therein stated.

     Given under my hand and seal of office the 11th day of April, 2001.


                                    /s/Catherine Rae Krutsinger
                                    ---------------------------------------
                                    Notary Public Signature

(PERSONALIZED SEAL)